UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2014 (April 7, 2014)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2014, the compensation committee of the board of directors of Acadia Healthcare Company, Inc. (the “Company”) approved amended and restated employment agreements, effective April 7, 2014, by and among the Company, Acadia Management Company, Inc., a wholly owned subsidiary of the Company (“Management Co.”), and each of Joey A. Jacobs, the Company’s Chairman and Chief Executive Officer, Brent Turner, the Company’s President, Ronald M. Fincher, the Company’s Chief Operating Officer, and Christopher L. Howard, the Company’s Executive Vice President, General Counsel and Secretary. The compensation committee also approved an initial employment agreement, effective April 7, 2014, among the Company, Management Co. and David M. Duckworth, the Company’s Chief Financial Officer (collectively with Messrs. Jacobs, Turner, Fincher and Howard, the “Executives”). The employment agreements with the Executives are referred to herein as the “New Employment Agreements.”

The New Employment Agreements, among other things:

•	modify the minimum target annual cash bonus amounts that each Executive is eligible to earn as follows (as a percentage of base salary): Mr. Jacobs - 110%; Messrs. Turner, Fincher and Howard - 85%; and Mr. Duckworth - 75%;

•	establish the maximum annual cash bonus amounts that each Executive is eligible to earn at two times the target annual cash bonus;

•	establish the minimum amount of each Executive’s 2014 long-term incentive award as follows (as a percentage of base salary): Mr. Jacobs - 340%; Messrs. Turner, Fincher and Howard - 175%; and Mr. Duckworth - 125%;

•	increase the benefit awards payable to each Executive upon a termination by the Company without cause or by the Executive for good reason to include the following: Mr. Jacobs - three times the target annual bonus, three times base salary and continuation of benefits for 36 months; Messrs. Turner, Fincher and Howard - two times the target annual bonus, two times base salary and continuation of benefits for 24 months; and Mr. Duckworth - the target annual bonus, the annual base salary and continuation of benefits for 12 months;

•	provide for immediate vesting of equity awards upon the occurrence of certain termination events including termination by the Company without cause or by the Executive for good reason; and

•	provide that upon any termination of employment, the Executive has the option to elect to continue health insurance coverage until the earliest of (A) such time as the Executive is eligible to participate in another health plan or (B) the Executive becomes eligible for Medicare.

The New Employment Agreements establish the term of the non-competition and non-solicitation period for each Executive following termination of employment at the following: Mr. Jacobs - 36 months; Messrs. Turner, Fincher and Howard - 24 months; and Mr. Duckworth - 12 months.

The foregoing description is qualified in its entirety by reference to the New Employment Agreements, copies of which are attached hereto as Exhibits 10.1 to 10.5 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and Joey A. Jacobs

10.2	Amended and Restated Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and Brent Turner

10.3	Amended and Restated Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and Ronald M. Fincher

10.4	Amended and Restated Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and Christopher L. Howard

10.5	Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and David M. Duckworth

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: April 11, 2014	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and Joey A. Jacobs

10.2	Amended and Restated Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and Brent Turner

10.3	Amended and Restated Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and Ronald M. Fincher

10.4	Amended and Restated Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and Christopher L. Howard

10.5	Employment Agreement, dated April 7, 2014, by and among the Company, Management Co. and David M. Duckworth